Exhibit 99.1

For Immediate Release	Contact: Kevin Stout
Landstar System, Inc.
www.landstar.com
January 28, 2016	904-398-9400

LANDSTAR SYSTEM REPORTS FOURTH QUARTER REVENUE

OF $849 MILLION AND RECORD FOURTH QUARTER DILUTED

EARNINGS PER SHARE FROM CONTINUING OPERATIONS OF $0.88

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported fourth quarter net income of $37.9 million, or $0.88 per diluted share, on fourth quarter revenue of $849 million. Diluted earnings per share for the 2015 fourth quarter was the highest fourth quarter diluted earnings per share from continuing operations in Landstar history. Landstar reported net income of $38.5 million, or $0.86 per diluted share, on revenue of $863 million in the 2014 fourth quarter. Gross profit (defined as revenue less the cost of purchased transportation and commissions to agents) was $126.4 million in the 2015 fourth quarter compared to $124.7 million in gross profit in the 2014 fourth quarter. Operating income was $62.6 million in the 2015 fourth quarter and operating margin, representing operating income divided by gross profit, was 49.6 percent.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2015 fourth quarter was $786.4 million, or 93 percent of revenue, compared to $811.2 million, or 94 percent of revenue, in the 2014 fourth quarter. Truckload transportation revenue hauled via van equipment in the 2015 fourth quarter was $481.4 million compared to $499.7 million in the 2014 fourth quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2015 fourth quarter was $285.6 million compared to $289.6 million in the 2014 fourth quarter. Revenue hauled by rail, air and ocean cargo carriers was $50.6 million, or 6 percent of revenue, in the 2015 fourth quarter compared to $41.0 million, or 5 percent of revenue, in the 2014 fourth quarter.

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Return on average shareholders’ equity was 31 percent and return on invested capital, representing net income divided by the sum of average equity plus average debt, was 25 percent in fiscal year 2015. Landstar purchased approximately 779,000 shares of its common stock during the fiscal quarter ended December 26, 2015 at an aggregate cost of $48.5 million. Landstar purchased approximately 2,498,000 shares of its common stock during the fiscal year ended December 26, 2015 at an aggregate cost of $161.2 million. Currently, there are approximately 1,809,000 shares of the Company’s common stock available for purchase under Landstar’s authorized share purchase program. As of December 26, 2015, the Company had $163 million in cash and short term investments and $192 million available for borrowing under the Company’s senior credit facility.

In addition, Landstar announced that its Board of Directors has declared a quarterly dividend of $0.08 per share payable on March 11, 2016 to stockholders of record at the close of business on February 15, 2016. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

“Given the backdrop of a low growth macro environment and very difficult year-over-year comparisons, I am very pleased with our 2015 fourth quarter operating performance,” said Landstar’s President and Chief Executive Officer, Jim Gattoni. “The number of loads hauled via truck in the 2015 fourth quarter increased 7 percent over the 2014 fourth quarter, while the number of loads hauled via railroads, ocean cargo carriers and air cargo carriers increased 35 percent over the 2014 fourth quarter. The growth in the number of loads hauled via truck was driven by increased volumes from unsided/platform equipment, van equipment and less-than-truckload services of 12 percent, 4 percent, and 6 percent, respectively. The growth in the number of loads hauled via unsided/platform equipment in the 2015 fourth quarter was entirely due to the continuation of demand from one shipper in the automotive sector for a project that began in April 2015. Otherwise, unsided/platform volumes were 4 percent lower in the 2015 fourth quarter compared to the 2014 fourth quarter. We expect the number of loads hauled on behalf of that shipper for this project to be insignificant in the 2016 first quarter. As expected, revenue per load on loads hauled via truck was lower in the 2015

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fourth quarter as compared to the 2014 fourth quarter. Truck revenue per load in the 2015 fourth quarter was 9 percent lower as compared to the 2014 fourth quarter, mostly due to the impact of lower diesel fuel costs on loads hauled via truck brokerage carriers, the difficult comparison to record truck revenue per load experienced in the 2014 fourth quarter and a somewhat softer freight environment.”

Gattoni continued, “In terms of annual performance, 2015 included a number of tremendous achievements. The Company established a new record for annual revenue, surpassing $3.3 billion for the first time in its history. Landstar also set new annual records for many other financial metrics including gross profit, operating income, net income and diluted earnings per share. The Company achieved these milestones against a backdrop of a low growth macro environment, declining fuel prices which impacted top-line growth and very tough comparisons to the previous record performance of fiscal year 2014. These fiscal year 2015 achievements speak to the continued strength of our variable cost business model and ability to execute in almost any environment. In particular, I am pleased by our continued organic load volume growth across all of the Company’s service offerings with increases in truck, rail, air and ocean shipments of 8 percent, 42 percent, 13 percent and 10 percent, respectively, in fiscal year 2015 compared to fiscal year 2014. We continue to invest in the agent network and are currently underway in a multi-year project aimed at increasing efficiencies, primarily through technology, at both Landstar and across all of our agent offices that we believe will continue to fuel growth in the years to come. We expect costs associated with this initiative to impact diluted earnings per share by approximately $0.05 to $0.10 in fiscal year 2016.”

Gattoni further stated, “During the first three weeks of the 2016 first quarter, growth in the number of loads hauled via truck has softened somewhat as compared to the quarter over quarter growth rates experienced during 2015. I expect the number of loads hauled via truck in the 2016 first quarter to increase in a low to mid-single digit range over the 2015 first quarter. As it pertains to revenue per load on loads hauled via truck, a low growth environment and looser capacity is putting further pressure on rates. However, I do not expect a significant change in the rate environment over the balance of the 2016 first quarter. As such, I expect revenue per load on loads hauled via truck in

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the 2016 first quarter to be below the 2015 first quarter in a mid-single digit percentage range. Assuming the current environment continues throughout the 2016 first quarter, I anticipate revenue for the 2016 first quarter to be in a range of $720 million to $770 million and, assuming that range of estimated revenue, I would anticipate 2016 first quarter diluted earnings per share to be in a range of $0.70 to $0.75 per share, compared to $0.67 per diluted share in the 2015 first quarter. From a longer term perspective, recent turmoil in world markets, the impact of a slowing global economy and uncertainty surrounding the 2016 election cycle all contribute to a highly unpredictable environment for our industry. As such, we will not be providing annual guidance. Nevertheless, regardless of these challenges, Landstar’s variable cost business model performs well in almost any environment and I would expect Landstar to outperform industry fundamentals in the years ahead.”

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 5:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Fourth Quarter 2015 Earnings Release Conference Call.”

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; substantial industry competition; disruptions or failures in the Company’s computer systems; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; catastrophic loss of a Company facility; intellectual property; unclaimed property; and other operational,

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financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2014 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

About Landstar:

Landstar System, Inc. is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation logistics services to a broad range of customers utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2013 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
Revenue	$3,321,091	$3,184,790	$848,602	$862,830
Investment income	1,396	1,381	353	354

Costs and expenses:
Purchased transportation	2,551,343	2,461,143	651,030	668,583
Commissions to agents	270,260	250,780	71,147	69,584
Other operating costs, net of gains/losses on asset sales/dispositions	31,618	25,771	7,230	6,421
Insurance and claims	48,754	46,280	11,144	8,548
Selling, general and administrative	149,704	150,250	37,907	41,683
Depreciation and amortization	29,102	27,575	7,849	7,156

Total costs and expenses	3,080,781	2,961,799	786,307	801,975

Operating income	241,706	224,372	62,648	61,209
Interest and debt expense	2,949	3,177	741	917

Income before income taxes	238,757	221,195	61,907	60,292
Income taxes	91,068	82,386	24,052	21,801

Net income	$147,689	$138,809	$37,855	$38,491

Earnings per common share	$3.38	$3.09	$0.89	$0.86

Diluted earnings per share	$3.37	$3.07	$0.88	$0.86

Average number of shares outstanding:
Earnings per common share	43,664,000	44,956,000	42,729,000	44,770,000

Diluted earnings per share	43,813,000	45,169,000	42,849,000	45,002,000

Dividends per common share	$0.30	$1.26	$0.08	$1.07

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	December 26, 2015	December 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$114,520	$163,944
Short-term investments	48,823	37,007
Trade accounts receivable, less allowance of $4,327 and $4,338	462,699	492,642
Other receivables, including advances to independent contractors, less allowance of $4,143 and $4,189	18,472	15,132
Deferred income taxes and other current assets	18,156	23,603

Total current assets	662,670	732,328

Operating property, less accumulated depreciation and amortization of $182,591 and $160,681	225,927	202,203
Goodwill	31,134	31,134
Other assets	78,339	78,547

Total assets	$998,070	$1,044,212

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Cash overdraft	$35,609	$34,629
Accounts payable	223,709	220,077
Current maturities of long-term debt	42,499	35,064
Insurance claims	19,757	24,233
Dividends payable	—	44,794
Other current liabilities	47,963	51,654

Total current liabilities	369,537	410,451

Long-term debt, excluding current maturities	81,793	76,257
Insurance claims	21,477	21,769
Deferred income taxes and other non-current liabilities	59,026	47,474

Shareholders' equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 67,391,616 and 67,268,817 shares	674	673
Additional paid-in capital	195,841	189,012
Retained earnings	1,389,975	1,255,374
Cost of 24,972,079 and 22,474,331 shares of common stock in treasury	(1,116,765)	(955,613)
Accumulated other comprehensive loss	(3,488)	(1,185)

Total shareholders' equity	466,237	488,261

Total liabilities and shareholders' equity	$998,070	$1,044,212

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
Revenue generated through (in thousands):

Truck transportation
Truckload:
Van equipment	$1,894,221	$1,814,195	$481,397	$499,651
Unsided/platform equipment	1,109,356	1,093,999	285,589	289,627
Less-than-truckload	80,687	80,384	19,390	21,969

Total truck transportation	3,084,264	2,988,578	786,376	811,247
Rail intermodal	105,347	81,220	28,659	22,263
Ocean and air cargo carriers	86,664	74,952	21,939	18,784
Other (1)	44,816	40,040	11,628	10,536

	$3,321,091	$3,184,790	$848,602	$862,830

Revenue on loads hauled via BCO Independent Contractors (2) included in total truck transportation	$1,522,513	$1,514,254	$381,643	$388,041
Number of loads:

Truck transportation
Truckload:
Van equipment	1,102,654	1,038,517	282,431	270,875
Unsided/platform equipment	485,993	444,852	126,224	112,300
Less-than-truckload	112,363	96,541	28,525	26,835

Total truck transportation	1,701,010	1,579,910	437,180	410,010
Rail intermodal	45,060	31,640	12,710	8,800
Ocean and air cargo carriers	18,060	16,260	4,740	4,150

	1,764,130	1,627,810	454,630	422,960

Loads hauled via BCO Independent Contractors (2) included in total truck transportation	826,600	818,480	210,190	203,680

Revenue per load:

Truck transportation
Truckload:
Van equipment	$1,718	$1,747	$1,704	$1,845
Unsided/platform equipment	2,283	2,459	2,263	2,579
Less-than-truckload	718	833	680	819
Total truck transportation	1,813	1,892	1,799	1,979
Rail intermodal	2,338	2,567	2,255	2,530
Ocean and air cargo carriers	4,799	4,610	4,628	4,526

Revenue per load on loads hauled via BCO Independent Contractors (2)	$1,842	$1,850	$1,816	$1,905

Revenue by capacity type (as a % of total revenue):

Truck capacity providers:
BCO Independent Contractors (2)	46%	48%	45%	45%
Truck Brokerage Carriers	47%	46%	48%	49%
Rail intermodal	3%	3%	3%	3%
Ocean and air cargo carriers	3%	2%	3%	2%
Other	1%	1%	1%	1%

	December 26, 2015	December 27, 2014
Truck Capacity Providers

BCO Independent Contractors (2)	8,907	8,372

Truck Brokerage Carriers:
Approved and active (3)	29,728	26,222
Other approved	14,715	12,135

	44,443	38,357

Total available truck capacity providers	53,350	46,729

Trucks provided by BCO Independent Contractors (2)	9,500	8,932

(1)	Includes primarily premium revenue generated by the insurance segment.

(2)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(3)	Active refers to Truck Brokerage Carriers who have moved at least one load in the 180 days immediately preceeding the fiscal quarter end.

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